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                                                                    EXHIBIT 99.3


                                                     February 8, 2002

[LETTERHEAD OF MORGAN STANLEY]


Board of Directors
Hawaiian Airlines, Inc.
3375 Koapaka Street
Honolulu, Hawaii 96819-1869

Dear Board of Directors:

We hereby consent to the use in the Registration Statement of Turnworks Acquisition III, Inc. (to be renamed Aloha Holdings, Inc.) on Form S-4 of our opinion dated December 18, 2001, appearing as Appendix III to the Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED



                              By:  /s/ Jeffrey Goldberg
                                   -----------------------------------
                                    Jeffrey Goldberg
                                    Vice President